UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2014

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry Into A Material Definitive Agreement.

On May 13, 2014, POZEN Inc., a Delaware corporation (“POZEN”), Glaxo Group Limited, d/b/a GlaxoSmithKline (“GSK”), CPPIB Credit Investments Inc. (“CII”) and Pernix Therapeutics Holdings, Inc. (“Pernix”), entered into certain agreements in connection with GSK’s divestiture of all of its rights, title and interest to develop, commercialize and sell Treximet® (sumatriptan/naproxen sodium) in the U.S. (the “Divestiture”) to Pernix.  In November 2011, POZEN entered into a Purchase and Sale Agreement with CII, pursuant to which it sold its right to receive future royalty payments arising from U.S. sales of MT 400, including Treximet®, to CII. Under the Purchase and Sale Agreement, POZEN will receive a twenty percent (20%) interest in any royalties received by CII relating to the period commencing on April 1, 2018.

Upon the closing of the Divestiture, GSK will assign the Product Development and Commercialization Agreement executed as of June 11, 2003 between POZEN and GSK (the “Agreement”) to Pernix.  Immediately following the consummation of the Divestiture, Amendment No. 1 to the Agreement (“Amendment No. 1”) between POZEN and Pernix will become effective.  Amendment No. 1, among other things, amends the royalty provisions of the Agreement to provide for a guaranteed quarterly minimum royalty of $4 million for the calendar quarters commencing on January 1, 2015 and ending on March 31, 2018 and requires that Pernix continue certain of GSK’s ongoing development activities and to undertake certain new activities, for which POZEN will provide reasonable assistance.  Amendment No. 1 also eliminates restrictions in the Agreement on POZEN’s right to develop and commercialize certain dosage forms of sumatriptan/naproxen combinations outside of the United States  and permits POZEN to seek approval for these combinations on the basis of the approved U.S. New Drug Application.

Pernix has also granted POZEN a warrant to purchase 500,000 shares of Pernix common stock at an exercise price equal to the closing market price on May 13, 2014.  The warrants, which will be registered by Pernix with the Securities and Exchange Commission, will be exercisable from the closing date of the Divestiture until February 28, 2018.

Lastly, POZEN, GSK, Pernix and CII have executed a letter agreement whereby POZEN expressly consented to the assignment by GSK and the assumption by Pernix of the Agreement.

Amendment No. 1 and the letter agreement will become effective and the warrants will become exercisable upon the closing of the Divestiture, which is subject to certain closing conditions, including receipt of regulatory approval and financing.

The foregoing is a summary of the material terms of Amendment No. 1 and the letter agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements which will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN Inc.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date:  May 14, 2014